UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2008

COVIDIEN LTD.

(Exact Name of Registrant as Specified in Charter)

Bermuda	001-33259	98-0518045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

131 Front Street

Hamilton, HM 12 Bermuda

(Address of Principal Executive Offices, including Zip Code)

441-298-2480

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On September 2, 2008, Covidien Ltd. issued a press release announcing that its subsidiary, Mallinckrodt Inc., has reached an agreement with Purdue Pharma L.P. to end a patent infringement lawsuit between them. In connection with the agreement, Purdue has agreed to grant Mallinckrodt a royalty-bearing license to sell limited quantities of oxycodone hydrochloride extended-release tablets for a limited period of time ending in 2009. As a result, Mallinckrodt expects to begin selling oxycodone hydrochloride extended-release tablets before the end of September 2008.

The announcement follows the U.S. Food and Drug Administration approval of Mallinckrodt’s Abbreviated New Drug Application (ANDA) for oxycodone hydrochloride extended-release tablets in 10mg, 20mg, 40mg and 80mg dosage strengths, which was obtained on July 24, 2008.

As required by statute, the agreement is subject to review by the Federal Trade Commission and the Antitrust Division of the Department of Justice.

A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated September 2, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVIDIEN LTD.

By:	/s/ John H. Masterson
John H. Masterson, Senior Vice President and General Counsel

Date: September 2, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit Name

99.1	Press Release dated September 2, 2008